UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

ADT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices, including Zip Code)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

First-Priority Senior Secured Notes

General

On April 4, 2019 (the “Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc. (the “Co-Issuer” and, together with Parent, the “Issuers”), each a wholly owned subsidiary of ADT Inc. (the “Company”), successfully completed the previously announced offerings (the “Offerings”) of (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 (the “2024 Notes”) and (ii) $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”).

The Issuers used the proceeds from the Offerings, along with cash on hand and borrowing under the Issuer’s revolving credit facility, to (i) repurchase $1,000.0 million aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”) that were tendered prior to the early tender time of 5:00 p.m., New York City time, on March 29, 2019, pursuant to the Issuers’ previously announced tender offer, (ii) repay $500.0 million of outstanding term loans under the Issuer’s existing credit agreement and (iii) pay fees and expenses associated with the foregoing, including the early tender payment and accrued and unpaid interest on the repurchased Notes.

The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act and to certain accredited investors as defined under Regulation D under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuers and certain subsidiaries of the Issuers (the “Guarantors”) entered into an Indenture relating to the 2024 Notes, dated as of the Closing Date, by and among the Issuers, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “2024 Notes Indenture”). Also on the Closing Date, the Issuers and Guarantors entered into an Indenture relating to the 2026 Notes, dated as of the Closing Date, by and among the Issuers, the Guarantors, as guarantors, and the Trustee (the “2026 Notes Indenture” and, with the 2024 Notes Indenture, each an “Indenture” and, together, the “Indentures”). The Issuers’ obligations under the Notes and each Indenture are guaranteed, jointly and severally, on a senior secured first-priority basis, by each of the Issuer’s existing domestic subsidiaries that guarantees its Amended and Restated Credit Agreement (as defined below), and by each of its future domestic subsidiaries that guarantees certain of its debt. The Notes and the related guarantees are secured by first-priority security interests in the collateral owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents. The collateral consists of substantially all of the Issuers’ and the Guarantors’ tangible and intangible assets securing the Issuer’s Amended and Restated Credit Agreement, which exclude certain capital stock and other securities of its affiliates and other property.

Maturity and Interest Payments

The 2024 Notes will mature on April 15, 2024. The 2026 Notes will mature on April 15, 2026. Interest on the 2024 Notes will accrue at 5.250% per annum and will be paid semi-annually, in arrears, on April 15 and August 15 of each year, beginning August 15, 2019. Interest on the 2026 Notes will accrue at 5.750% per annum and will be paid semi-annually, in arrears on March 15 and September 15 of each year, beginning September 15, 2019.

Redemption

The Issuers may redeem the Notes, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by a quotation agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the redemption date discounted to the redemption date at an adjusted treasury rate plus 50 basis points.

Certain Covenants

Each Indenture contains covenants that limit the Issuers’ ability to, among other things: (i) incur certain liens; (2) enter into sale leaseback transactions; and (3) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indentures also provide for customary events of default.

The foregoing description of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Indentures, a copy of which is filed as Exhibits 4.1 and 4.2 and which are incorporated by reference herein.

Credit Agreement Amendment and Termination of Mizuho Agreement

As previously announced, the Issuer entered into that certain Amendment Agreement No. 8 (the “Credit Agreement Amendment”) by and among the Issuer, as borrower, Prime Security Services Holdings, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADT (“Holdings”), certain of the Issuer’s subsidiaries, the lenders party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”), and the other parties party thereto, which amends and restates that certain Seventh Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018 and December 3, 2018 (the “Existing Credit Agreement”), by and among the Issuer, as borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and the other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”).

The conditions to the effectiveness of the Credit Agreement Amendment, including the prepayment of $500 million principal amount of term loans outstanding under the Existing Credit Agreement, were satisfied on the Closing Date.

The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, (a) authorize the redemption of the outstanding $2,246 million principal amount of Prime Notes, (b) authorize the incurrence of the Notes by amending the Net First Lien Leverage Ratio (as defined therein) for the incurrence of pari passu indebtedness from 3.20 to 1.00 (from 2.35 to 1.00), (c) provide for an additional $300 million of additional incremental pari passu debt capacity and (d) increase the borrowing capacity under the first lien revolving credit facility by an additional $50 million, which replaces the revolving credit commitments under the Mizuho Agreement (as defined below).

On the Closing Date, the Issuer terminated that certain revolving credit agreement, dated February 15, 2019, by and among the Issuer, as borrower, Holdings, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent, as administrative agent (the “Mizuho Agreement”).

The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Annex A to the Credit Agreement Amendment and incorporated by reference herein.

The information in this Item 1.01 is incorporated by reference into the Issuers’ Offer to Purchase, dated March 18, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD.

On April 4, 2019, the Company announced the closing of the previously announced Offerings and the repurchase of $1,000.0 million outstanding aggregate principal amount of Prime Notes that were tendered pursuant to the Issuers’ previously announced tender offer. A copy of the press release announcing the closing is attached to this report as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act, if such subsequent filing specifically references this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 4, 2019, by and among Prime Security Services Borrower, LLC, Prime Finance Inc., the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee, relating to the $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024.

4.2	Indenture, dated as of April 4, 2019, by and among Prime Security Services Borrower, LLC, Prime Finance Inc., the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee, relating to the $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026.

10.1	Incremental Assumption and Amendment Agreement No. 8, dated as of March 15, 2019, by and among Prime Security Services Borrower, LLC, Prime Security Services Holdings, LLC, certain of Prime Security Services Borrower’s subsidiaries, the lenders party thereto, Barclays Bank PLC, as administrative agent and the other parties party thereto.

99.1	Press Release, dated April 4, 2019, announcing Prime Security Services Borrower, LLC and Prime Finance Inc.’s Closing of the Offerings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT INC.

Date: April 4, 2019
	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer